SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-ROLLINS

MARIO J. GABELLI
                     10/19/95            4,000  (3)       10.4339

GABELLI FUNDS, INC.

          THE GABELLI EQUITY TRUST,INC.
                     10/19/95          450,000  (3)       10.4339

          THE GABELLI ASSET FUND
                     10/19/95          180,000  (3)       10.4339

GAMCO INVESTORS, INC.
                     11/22/95           22,300            21.7337
                     11/20/95            1,500-           20.6250
                     11/17/95           10,100            20.2042
                     11/10/95            2,000            19.0000
                     11/09/95           11,900-           18.9380
                     11/08/95              600-           19.8750
                     11/07/95            1,000-             *DO
                     10/23/95            4,500-           24.7083
                     10/19/95        1,156,775  (3)       10.4339







(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(3) THESE FIGURES REFLECT POSITIONS HELD AS OF OCTOBER 19, 1995. INFORMATION WITH RESPECT TO TRANSACTIONS PRIOR TO THIS TIME IS SET FORTH IN SCHEDULE 13D OF VARIOUS GABELLI ENTITIES DATED OCTOBER 19, 1995 WITH RESPECT TO ROLLINS, INC. AND IS INCORPORATED HEREIN BY REFERENCE.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.




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